UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2011

Vitran Corporation
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2011, Vitran Corporation Inc. (the "Company") and certain of its subsidiaries completed Amendment No. 8 to the July 31, 2007 Credit Agreement (the "Amending Agreement") led by JPMorgan Chase Bank, N.A., as agent (the "Agent"), and other lenders that are parties thereto (the "Lending Group"). The Amending Agreement amends the original credit agreement dated July 31, 2007 (the "Original Credit Agreement") among the Company, certain of its subsidiaries, the Agent, and the Lending Group. The Original Credit Agreement continues in full force and effect, other than as amended by the Amending Agreement and (i) Amendment No. 1 to Credit Agreement dated as of January 21, 2008, (ii) Amendment No. 2 to Credit Agreement dated as of April 10, 2008, (iii) Amendment No. 3 to Credit Agreement dated as of December 30, 2008, (iv) Amendment No. 4 to Credit Agreement dated as of March 6, 2009, (v) Amendment No. 5 to Credit Agreement dated as of May 8, 2009, (vi) Amendment No. 6 to Credit Agreement dated as of September 17, 2009 and (vii) Amendment No. 7 to Credit Agreement dated as of December 22, 2010.

The following is a summary of the material terms of the amendments to the Original Credit Agreement, as amended by the Amending Agreement:

  Total bank commitment under the Amending Agreement has been increased to $111.5 million for the revolving credit facility and remains at $10 million for the term facility subject to the mandatory prepayment as described below.
  A mandatory prepayment clause, whereby 50% of the amount of (i) any proceeds from the sale of real estate, and (ii) any proceeds from the sale of any other assets, not sold in the normal course of business, consented to by the lenders, in each case net of expenses of disposition and all taxes related thereto, must be used to prepay the outstanding credit under the revolving credit facility and permanently reduce the revolving credit facility.
  The Amending Agreement amends certain financial covenants, measured on the last day of each quarter, through July 31, 2012 as set forth below:

	Q2-11	Q3-11	Q4-11	Thereafter
Debt to EBITDA maximum	4.50:1	4.50:1	4.25:1	4.00:1
EBITDAR to Interest Expense and Rent minimum	1.35:1	1.35:1	1.35:1	1.35:1

  The Company is also restricted to capital expenditures in any fiscal quarter through to June 30, 2012.
  Interest rate margins on borrowings and fees under the credit facilities were increased to 400 basis points and the unused fee remained unchanged. There is no interest rate floor in the agreement.
FD Disclosure

On July 12, 2011 the Registrant issued the attached news release entitled "Vitran Corporation Inc. Expands its Revolving Credit Facility and Announces Date for Second Quarter Conference Call" announcing that it has entered into the amended credit agreement described in Item 1.01 of this Report. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release dated July 12, 2011. (1)

(1) Filed as an exhibit hereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation
Date: July 12, 2011	/s/ SEAN P. WASHCHUK Sean P. Washchuk Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated July 12, 2011. (1)

(1) Filed as an exhibit hereto